EXHIBIT 3.1

AMENDED AND RESTATED

BYLAWS OF

STARCO BRANDS, INC.

A NEVADA CORPORATION

Dated June 28, 2022

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AMENDED AND RESTATED
BYLAWS

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ARTICLE I

DEFINITIONS

As used in these Bylaws, unless the context otherwise requires, the term:

1.1   “Articles of Incorporation” means the Articles of Incorporation of the Corporation, as further amended, supplemented or restated from time to time.

1.2   “Assistant Secretary” means an Assistant Secretary of the Corporation.

1.3   “Assistant Treasurer” means an Assistant Treasurer of the Corporation.

1.4   “Board” means the Board of Directors of the Corporation.

1.5   “Bylaws” means these Amended and Restated ByLaws of the Corporation, as further amended from time to time.

1.6   “Chairman” means the Chairman of the Board of Directors of the Corporation.

1.7   “Corporation” means STARCO BRANDS, INC., a Nevada corporation.

1.8   “Directors” means directors of the Corporation.

1.9   “Entire Board” means all then authorized directors of the Corporation.

1.10  “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

1.11  “General Corporation Law” means Chapter 78 of the Nevada Revised Statutes, as amended from time to time.

1.12  “Office of the Corporation” means the executive office of the Corporation, located at 250 26th Street, Suite 200, Santa Monica, CA 90402, or such other address as last publicly reported in a filing with the Securities and Exchange Commission.

1.13  “President” means the President of the Corporation.

1.14  “Secretary” means the Secretary of the Corporation.

1.15  “Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto.

1.16  “Stockholders” means stockholders of the Corporation.

1.17  “Treasurer” means the Treasurer of the Corporation.

1.18  “Vice President” means a Vice President of the Corporation.

ARTICLE II
STOCKHOLDERS

2.1    Place of Meetings. Every meeting of Stockholders may be held at such place, within or without the State of Nevada, as may be designated by resolution of the Board from time to time. The Board may, in its sole discretion, determine that the meeting of Stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Nevada law.

2.2    Annual Meeting. A meeting of Stockholders shall be held annually for the election of Directors at such date and time as may be designated by resolution of the Board from time to time. Any other business may be transacted at the annual meeting.

2.3    Special Meetings. Special meetings of Stockholders may be called only by (a) the Chairman, (b) a majority of the members of the Board, or (c) by holders of not less than a majority of all outstanding shares of the Corporation entitled to vote on any issue proposed to be considered at the meeting, provided that the requisite number of Stockholders sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. A special meeting may not be called by any other person or persons. Business transacted at any special meeting of Stockholders shall be limited to the purpose stated in the notice.

2.4    Fixing Record Date. For the purpose of (a) determining the Stockholders entitled (i) to notice of or to vote at any meeting of Stockholders or any adjournment thereof or (ii) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or (b) any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date shall not be (x) in the case of clause (a)(i) above, more than sixty (60) days nor less than ten (10) days before the date of such meeting, and (y) in the case of clause (a)(ii) or (b) above, more than sixty (60) days prior to such action. If no such record date is fixed:

(a)    the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held; and

(b)    the record date for determining Stockholders for any purpose other than those specified in Section 2.4(a) hereof shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

2.5    Notice of Meetings of Stockholders. Whenever under the provisions of applicable law, the Articles of Incorporation or these Bylaws, Stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting shall be given, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, and directed to the Stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Any meeting of Stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

2.6    Waivers of Notice. Waiver by a Stockholder in writing of a notice required to be given to such Stockholder shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any waiver of notice.

2.7    List of Stockholders. With the frequency required by law, the Secretary shall prepare a list of the Corporation’s Stockholders, which shall be made available for inspection and copying as and to the extent required by applicable law, including without limitation Section 78.105 of the Nevada Revised Statutes. In addition, the Secretary shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, the Stockholder’s agent or attorney, at the Stockholder’s expense, for any purpose germane to the meeting, during the meeting and during ordinary business hours for a period of at least ten (10) days prior to the meeting, at the principal place of business of the Corporation.

2.8    Quorum of Stockholders; Adjournment. At each meeting of Stockholders, the presence in person or by proxy of the holders of a majority in voting power of all outstanding shares of stock entitled to vote at the meeting of Stockholders, shall constitute a quorum for the transaction of any business at such meeting, except that, where a separate vote by a class or series or classes or series is required, a quorum shall consist of no less than a majority in voting power of the shares of such class or series or classes or series. When a quorum is present to organize a meeting of Stockholders and for purposes of voting on any matter, the quorum for such meeting or matter is not broken by the subsequent withdrawal of any Stockholders. In the absence of a quorum, the holders of a majority in voting power of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.9    Voting; Proxies. Subject to any voting rights that may be granted to a holder of shares of a series of the Corporation’s preferred stock then outstanding, every Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each share of stock held by such Stockholder which has voting power upon the matter in question. At any meeting of Stockholders, all matters, except as otherwise provided by the Articles of Incorporation, or Sections 3.3 and 3.6 and Article IX of these Bylaws, any provision of the Articles of Incorporation or these Bylaws subsequently adopted requiring a different proportion, the rules and regulations of any stock exchange applicable to the Corporation, applicable law or pursuant to any rules or regulations applicable to the Corporation or its securities, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for such Stockholder by proxy but no such proxy shall be voted or acted upon after eleven (11) months from its date. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.

2.10    Voting Procedures and Inspectors of Election at Meetings of Stockholders. The Board, in advance of any meeting of Stockholders, may appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall

(a)    ascertain the number of shares outstanding and the voting power of each;

(b)    determine the shares represented at the meeting and the validity of proxies and ballots;

(c)    count all votes and ballots;

(d)    determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and

(e)    certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless any court properly applying jurisdiction over the Corporation upon application by a Stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

2.11    Conduct of Meetings; Organization; Director Nominations and Other Stockholder Proposals. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. At each meeting of Stockholders, the President, or in the absence of the President, the Chairman, or if there is no Chairman or if there be one and the Chairman is absent, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall preside over the meeting. Except to the extent inconsistent with such rules and regulations as are adopted by the Board, the person presiding over any meeting of Stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting applicable to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting, respectively, shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board, and in case the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, the person to act as secretary of the meeting shall be designated by the person presiding over the meeting.

2.12    Election of Directors; Other Stockholder Proposals. At all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at an annual meeting or special meeting of Stockholders only (i) by or at the direction of the Board, (ii) by any nominating committee designated by the Board or (iii) by any Stockholder of the Corporation who was a Stockholder of record of the Corporation at the time the notice provided for in this Section 2.12 is delivered to the Secretary, who is entitled to vote for the election of Directors at the meeting and who complies with the applicable provisions of Section 2.12(b) hereof (persons nominated in accordance with clause (iii) above are referred to herein as “Stockholder nominees”).

(a)    At any annual meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of Stockholders, (i) business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a Stockholder who was a Stockholder of record of the Corporation at the time the notice provided for in this Section 2.12 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the applicable provisions of Section 2.12(b) hereof (business brought before the meeting in accordance with clause (iii) above is referred to as “Stockholder business”).

(b)    At any annual or special meeting of Stockholders (i) all nominations of Stockholder nominees must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “Notice of Nomination”) and (ii) all proposals of Stockholder business must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “Notice of Business”). To be timely, the Notice of Nomination or the Notice of Business, as the case may be, must be delivered personally to, or mailed to, and received at the Office of the Corporation, addressed to the attention of the Secretary, (x) in the case of the nomination of a person for election to the Board, or business to be conducted, at an annual meeting of Stockholders, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the date of the prior year’s annual meeting of Stockholders or (y) in the case of the nomination of a person for election to the Board at a special meeting of Stockholders, not more than one hundred and twenty (120) days prior to and not less than the later of (i) ninety (90) days prior to such special meeting or (ii) the tenth day following the day on which the notice of such special meeting was made by mail or Public Disclosure; provided, however, that in the event that either (1) the annual meeting of Stockholders is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the first anniversary of the prior year’s annual meeting of Stockholders, (2) no annual meeting was held during the prior year or (3) in the case of the Corporation’s first annual meeting of Stockholders as a corporation with a class of equity security registered under the Securities Act, notice by the Stockholder to be timely must be received (A) no earlier than one hundred and twenty (120) days prior to such annual meeting and (B) no later than the later of ninety (90) days prior to such annual meeting or ten (10) days following the day the notice of such annual meeting was made by mail or Public Disclosure, regardless of any postponement, deferral or adjournment of the meeting to a later date. In no event shall the Public Disclosure of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination or Notice of Business, as applicable.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of Directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered at the Office of the Corporation, addressed to the attention of the Secretary, not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

The Notice of Nomination shall set forth (i) the name and record address of the Stockholder and/or beneficial owner proposing to make nominations, as they appear on the Corporation’s books, (ii) the class and number of shares of stock held of record and beneficially by such Stockholder and/or such beneficial owner, (iii) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (iv) all information regarding each Stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Exchange Act, and the written consent of each such Stockholder nominee to being named in a proxy statement as a nominee and to serve if elected and (v) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such nominations were a participant in a solicitation subject to Section 14 of the Exchange Act. The Corporation may require any Stockholder nominee to furnish such other information as it may reasonably require to determine the eligibility of such Stockholder nominee to serve as a Director of the Corporation. The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed nomination of a Stockholder nominee was not made in accordance with the foregoing procedures and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

The Notice of Business shall set forth (i) the name and record address of the Stockholder and/or beneficial owner proposing such Stockholder business, as they appear on the Corporation’s books, (ii) the class and number of shares of stock held of record and beneficially by such Stockholder and/or such beneficial owner, (iii) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business, (iv) a brief description of the Stockholder business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), and the reasons for conducting such Stockholder business at the annual meeting, (v) any material interest of the Stockholder and/or beneficial owner in such Stockholder business and (vi) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such Stockholder business were a participant in a solicitation subject to Section 14 of the Exchange Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting of Stockholders except in accordance with the procedures set forth in this Section 2.12(b), provided, however, that nothing in this Section 2.12(b) shall be deemed to preclude discussion by any Stockholder of any business properly brought before the annual meeting in accordance with said procedure. Nevertheless, it is understood that Stockholder business may be excluded if the exclusion of such Stockholder business is permitted by the applicable regulations of the Securities and Exchange Commission. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the foregoing procedures and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Notwithstanding the foregoing provisions of this Section 2.12, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present the Stockholder nomination or the Stockholder business, as applicable, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

For purposes of this Section 2.12, “Public Disclosure” shall be deemed to be first made when disclosure of such date of the annual or special meeting of Stockholders, as the case may be, is first made in a press release with a national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Articles of Incorporation.

2.13    Order of Business. The order of business at all meetings of Stockholders shall be as determined by the person presiding over the meeting.

2.14    Action Without Meeting. Any action required to be taken at any annual or special meeting of Stockholders, or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a Stockholder or proxyholder, or by a person or persons authorized to act for a Stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes herein, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (a) that the telegram, cablegram or other electronic transmission was transmitted by the Stockholder or proxyholder or by a person or persons authorized to act for the Stockholder or proxyholder and (b) the date on which such Stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or other electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all such purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III
DIRECTORS

3.1    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Articles of Incorporation or these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

3.2    Number, Qualification; Term of Office. The total number of Directors constituting the Entire Board shall be not less than one (1) nor more than seven (7), with the then-authorized number of Directors being fixed from time to time by the Board. Directors need not be Stockholders. Each Director shall be elected to hold office for a term expiring at the next annual meeting of Stockholders and until the election and qualification of his or her successor in office or until any such Director’s earlier death, resignation, disqualification or removal from office.

3.3    Election. Directors shall be elected by a plurality of the votes cast at a meeting of Stockholders by the holders of shares present in person or represented by proxy at the meeting and entitled to vote in the election.

3.4    Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of preferred stock then outstanding, any newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the remaining Directors then in office although less than a quorum, or by a sole remaining Director, and Directors so chosen shall hold office until the expiration of the term of office of the Director whom he or she has replaced or until his or her successor is duly elected and qualified. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director. When any Director shall give notice of resignation effective at a future date, the Board may fill such vacancy to take effect when such resignation shall become effective in accordance with the General Corporation Law.

3.5    Resignation. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

3.6    Removal. Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of capital stock representing a majority in voting power of the shares then entitled to vote at an election of Directors, unless otherwise specified by law or the Articles of Incorporation.

3.7    Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors’ meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors, including as chairperson of such committee of Directors, in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section 3.7 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

3.8    Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places within or without the State of Nevada as shall from time to time be determined by the Board.

3.9    Special Meetings. Special meetings of the Board may be held at any time or place, within or without the State of Nevada, whenever called by the Chairman, the President or the Secretary or by a majority of the Directors then serving as Directors on at least 24 hours’ notice to each Director given by one of the means specified in Section 3.12 hereof other than by mail, or on at least three days’ notice if given by mail. Special meetings shall be called by the Chairman, President or Secretary in like manner and on like notice on the written request of a majority of the Directors then serving as Directors. Notwithstanding the foregoing, for a majority of Directors then serving as Directors to call a special meeting of the Board or request that a special meeting be called, they must first give the Chairman prior written notice of the calling of, or request for, a special meeting and the proposed agenda for such meeting at least 12 hours before calling for or requesting such meeting given by one of the means specified in Section 3.12 hereof other than by mail (or with at least two days' notice if given by mail). In addition to the foregoing, if the Chairman determines that an emergency or other pressing issue exists that requires the consideration of the Board, the Chairman may call a special meeting of the Board upon three hours’ notice given by electronic mail to the electronic mail address of each Director on file with the Corporation.

3.10    Telephonic Meetings. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.

3.11    Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.12 hereof other than by mail, or at least three (3) days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.12    Notice Procedure. Subject to Sections 3.9 and 3.10 hereof, whenever notice is required to be given by the Corporation to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, with postage thereon prepaid, or by telegram, telex, telecopy or other means of electronic transmission.

3.13    Waiver of Notice. Waiver by a Director in writing of notice of a Director’s meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice.

3.14    Organization. At each meeting of the Board, the Chairman, or in the absence of the Chairman, the President, or in the absence of the President, a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.15    Quorum of Directors. The presence in person of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

3.16    Action by Majority Vote. Except as otherwise expressly required by applicable law, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

3.17    Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV
COMMITTEES OF THE BOARD

The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may adopt charters for one or more of such committees. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board designating such committee or the charter for such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. The Board may remove any Director from any committee at any time, with or without cause. Unless otherwise specified in the resolution of the Board designating a committee or the charter for such committee, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these Bylaws.

ARTICLE V
OFFICERS

5.1    Positions. The officers of the Corporation shall be chosen by the Board and shall be a President and/or a Chief Executive Officer(s), a Secretary and a Treasurer and such other officers with such titles, terms of office and duties as the Board of Directors may from time to time determine, including a chairman of the board, one or more Vice-Presidents, and one or more Assistant Secretaries and assistant Treasurers. If authorized by resolution of the Board, the Chief Executive Officer may be empowered to appoint from time to time Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Articles of Incorporation or these Bylaws otherwise provide.

5.2    Election. The Board at its first meeting after each annual meeting of Stockholders shall choose a President, a Secretary and a Treasurer. Other officers may be appointed by the Board of Directors at such meeting, at any other meeting, or by written consent.

5.3    Term of Office. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed at any time, with or without cause, by the Board. Any vacancy occurring in any office of the Corporation may be filled by the Board. The removal of an officer, with or without cause, shall be without prejudice to the officer’s contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

5.4    Chairman. The Chairman, if one shall have been appointed, shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by resolution of the Board.

5.5    Chief Executive Officer. The Chief Executive Officer shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of the Board. The Chief Executive Officer shall preside at all meetings of the Stockholders and at all meetings of the Board at which the Chairman (if there be one) is not present. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by applicable law otherwise to be signed or executed and, in general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may from time to time be assigned to the Chief Executive Officer by resolution of the Board.

5.6    President. At the request of the Chief Executive Officer, or, in the Chief Executive Officer’s absence, at the request of the Board, the President, if one shall have been appointed, shall perform all of the duties of the Chief Executive Officer and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by applicable law otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by resolution of the Board.

5.7    Vice Presidents. At the request of the Chief Executive Officer or President, or, in the absence of both, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board, or, in the absence of any such designation, in order of seniority based on title) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by resolution of the Board or by the President.

5.8    Secretary. The Secretary shall attend all meetings of the Board and of the Stockholders and shall record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and shall perform such other duties as may be prescribed by the Board or by the President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same on any instrument requiring it, and when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may, by resolution, give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by resolution of the Board or by the President.

5.9    Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the President or the Board, whenever the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by resolution of the Board or by the President.

5.10    Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by resolution of the Board or by the President.

ARTICLE VI
INDEMNIFICATION

6.1    Actions other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

6.2    Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

6.3    Success on the Merits. To the extent that any person described in Sections 6.1 or 6.2 of this Article VI has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

6.4    Specific Authorization. Any indemnification under Sections 6.1 or 6.2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (1) by the Board by a majority vote of Directors who were not parties to such action, suit or proceeding (even though less than a quorum), or (2) if there are no disinterested Directors or if a majority of disinterested Directors so directs, by independent legal counsel (who may be regular legal counsel to the Corporation) in a written opinion, or (3) by the Stockholders of the Corporation.

6.5    Advance Payment. Expenses incurred in defending a pending or threatened civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification by the Corporation as authorized in this Article VI.

6.6    Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VI shall not be deemed exclusive of any other rights to which those provided indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

6.7    Insurance. The Board may authorize, by a vote of the majority of the Entire Board, the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

6.8    Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.9    Severability. If any word, clause or provision of this Article VI or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

6.10    Intent of Article. The intent of this Article VI is to provide for indemnification and advancement of expenses to the fullest extent permitted by Sections 78.7502, 78.751 and 78.752 of the General Corporation Law. To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article VI shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.

ARTICLE VII
CERTAIN TRANSACTIONS

7.1    Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose, if:

(a)    The material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(b)    The material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Stockholders; or

(c)    The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the Stockholders.

7.2    Quorum. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE VIII
GENERAL PROVISIONS

8.1    Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. Every holder of stock shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman, if any, or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by such holder of stock in the Corporation. Any or all of the signatures upon a certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

8.2    Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

8.3    Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

8.4    Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

8.5    Dividends. Dividends upon the capital stock of the Corporation, if any, may be declared by the Board at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

8.6    Reserves. The Board may set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

8.7    Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

8.8    Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

8.9    Seal. The Board may, by resolution, adopt a corporate seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the words “Corporate Seal.”

8.10    Invalid Provisions. If any provision of these Bylaws is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the stockholders would not be materially and adversely affected thereby, such provision shall be fully separable, and these Bylaws shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of these Bylaws shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of these Bylaws, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

ARTICLE IX
AMENDMENTS.

Subject to the rights of holders of shares of any series of the Corporation’s preferred stock then outstanding, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted either (i) by a majority of the Board or (ii) by the affirmative vote of at least a majority of the voting power of the shares of then outstanding voting stock of the Corporation, voting together as a single class.